Exhibit 99.2

Coach Industries Group — CIGI — Reports First Quarter 2006 Financial Results

Tuesday May 16, 9:58 am ET

COOPER CITY, FL—(MARKET WIRE)—May 16, 2006 —

—	First Quarter Revenues Increase 29% to $75 Million

—	Guidance of $75 to $78 million in revenue for the Second Quarter of 2006

Coach Industries Group, Inc. (“Coach”) (OTC BB:CIGI.OB - News), which offers an array of financial services to commercial fleet operators, including vehicle financing and specialty insurance products, today reported financial results for the first quarter ended March 31, 2006.

Revenues for the first quarter of 2006 exceeded $75 million versus $58.1 million for the same period in 2005, an increase of 29%. Net loss for the quarter ended March 31, 2006 was $(385,051) or $(0.01) per share fully diluted compared to $(278,205) or $(0.01) per share fully diluted for the same period of 2005.

Coach Financial Services, exclusive of start up expenses of $93,000 associated with the development of the daily rental lease finance business, continued to drive profitability. Total average lease receivables associated with the segment grew from $2.8 Million for the three months ended March 2005 to $5.0 Million for the same period in 2006, representing an increase of 79%. Operations at Corporate Development Services continue to lead to a quarter over quarter increases in the number of Independent Contractors supported from 5,800 drivers at March 31, 2005 to over 7,000 drivers at March 31, 2006, resulting in Net Income for the segment of $259,000 for the quarter ended March 31, 2006 compared to $168,000 for the same period of 2005. The manufacturing segment reported a Net Loss of $(62,000) compared to a Net Loss of $(1.2) Million for the quarter, and full year, ending December 31, 2005. During quarter ending March 31, 2005 the manufacturing segment reported net income of $197,000.

“Over the course of 2005 Coach established itself as the premier financial service provider for the commercial fleet industry. Our evolution has transformed the Company into a predominant player offering an array of services and products to our operators,” stated Francis O’Donnell, Chairman and Chief Executive Officer of Coach. “Our financial services business units have been the primary focus of our business model and we intend to continue to build our lease and insurance portfolios as we simplify the lives of our Commercial Fleet Operators. Outside of the growth in our core portfolio business, we have made significant progress in the turnaround at our manufacturing facility, reducing General and Administrative expenses by over 33% as a percent of revenue for the segment. Management at the facility has reduced overhead per vehicle from $8,800 for the quarter ending March 31, 2005 to $5,800 for the quarter ending March 31, 2006, an improvement of 34%. All segments are beginning to demonstrate the consistent performance necessary to demonstrate overall profitability. We expect our financial performance in Q2 of 2006 to be even stronger.”

The Company expects revenues for the second quarter ending June 30, 2006 to range from $75.0 to $78.0 million. This would represent a 19-24% increase of sales reported compared to the second quarter of 2005.

Conference Call Schedule

The conference call will take place at 4:15 p.m. EDT, on Tuesday, May 16, 2006. Anyone interested in participating should dial 888-562-3356 if calling within the United States or 973-582-2700 if calling internationally, approximately 5 to 10 minutes prior to 4:15 p.m. There will be a playback available until May 23, 2006. To listen to the playback, please call 877-519-4471 if calling within the United States or 973-341-3080 if calling internationally. Please use pass code 7383700 for the replay.

The call is being webcast by ViaVid Broadcasting and can be accessed at Coach’s website at www.cigi.cc. The webcast may also be accessed at ViaVid’s website at www.viavid.net. The webcast can be accessed through September 16, 2006 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: www.microsoft.com/windows/windowsmedia/en/download/default.asp.

About Coach Industries Group, Inc.

Coach Industries Group, Inc. (OTC BB:CIGI.OB - News); (“Coach”), is a holding company focused on providing financial services to Commercial Fleet Operators.

Safe Harbor Statement

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include Coach Industries Group, Inc. entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in Coach Industries Group, Inc.’s Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and disclaims any Coach Industries Group, Inc.’s obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in Coach Industries Group, Inc.’s expectations or future events.

COACH INDUSTRIES GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31, 2006 (Unaudited)	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,478,582	$3,046,069
Restricted cash	247,237	247,196
Accounts receivable, net	2,160,317	1,582,335
Supply inventory	1,100,100	1,363,694
Lease receivable - current	2,127,840	1,559,635
Accounts receivable - other	200,238	190,681
Prepaid expenses and other current assets	1,060,651	445,915

Total current assets	9,374,965	8,435,525

PROPERTY AND EQUIPMENT, net	2,179,693	2,231,347
INTANGIBLE – CUSTOMER LIST, net	2,260,000	2,290,000
LEASE RECEIVABLES, net	2,849,066	3,443,793
DEFERRED LOAN COSTS, net	403,597	379,313
GOODWILL	6,290,959	6,304,182

	$23,358,280	$23,084,160

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,573,178	$1,215,170
Advance payment contract settlement	2,722,150	1,868,000
Accrued interest payable	134,852	109,854
Warrant liability	189,958	574,998
Related party payable	87,500	376,246
Current portion lease receivable	1,131,187	1,354,167
Current portion of long-term debt	1,302,339	1,465,119
Warranty reserve	119,832	116,392
Customer deposits	68,000	41,000
Accrued wages	94,338	61,019
Note payable - related parties	575,000	650,000
Lines of credit	942,276	894,418

Total current liabilities	8,940,610	8,726,383

OTHER LIABILITIES:
Convertible notes payable- long term	5,697,661	5,534,881
Lease financing obligation	3,313,654	3,075,971
Minority interest	(61,683)	—

COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY:
Common stock $0.001 par value; 50,000,000 shares authorized; 29,133,375 and 29,038,214 shares issued and outstanding, respectively	29,134	29,038
Additional paid-in capital	20,002,966	19,915,720
Restricted stock - unearned compensation	(919,857)	(938,680)
Accumulated deficit	(13,644,205)	(13,259,153)

Total shareholders’ equity	5,468,038	5,746,925

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$23,358,280	$23,084,160

COACH INDUSTRIES GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31 (Unaudited)
	2006	2005
REVENUES	$75,077,565	$58,078,835

COST OF GOODS SOLD	73,799,163	56,262,763

GROSS PROFIT	1,278,402	1,816,072

OPERATING EXPENSES:

General and Administrative	1,454,026	1,394,618
Research and development	—	106,050
Provision (benefit) from lease losses	(12,486)	31,068
Amortization of deferred compensation	60,248	57,450
Provision for losses associated with the joint venture	125,000	—
Warrant liability valuation	(385,040)	—
Sales and marketing	165,837	189,061
Rent	87,408	72,230
Interest expense	255,643	243,900

Total operating expenses	1,750,636	2,094,377

Loss before minority interest	(472,234)	(278,305)

Less: Minority interest	(87,183)	—

Loss before income taxes	(385,051)	(278,305)

Income taxes	—	—

NET LOSS	$(385,051)	$(278,305)

Basic and diluted net (loss) per share :
Net loss per share	$(0.01)	$(0.01)

Basic and diluted weighted average common shares outstanding	29,038,277	18,831,272

The accompanying notes are an integral part of these financial statements.

Contact:

Contact:

Coach Industries Group, Inc., Cooper City

William Needham

561-487-2248

Email Contact

Or

Investors:

Alliance Advisors, LLC

Mark McPartland

914-244-0062

Email Contact